Net Power Reports Second Quarter 2026 Results
and Provides Business Update

HOUSTON, TX--(BUSINESS WIRE)—August 13, 2026--Net Power Inc. (NYSE: NPWR) (“Net Power” or the “Company”) today announced its financial and operational results for the second quarter ended June 30, 2026.

“We’ve spent the last four months in an intensive customer engagement and marketing process. We believe that process has given us a clear read on what the market will buy today, and we are focusing the business accordingly. Our commercial strategy is recalibrated around what we believe today’s power customers are actually prioritizing: speed-to-power, reliability, and scale. Natural gas power generation, co-located with customer load and deployable on a fast timeline, is how we expect to meet that demand today. We continue to believe carbon capture and sequestration will play an integral role in the future of natural gas power, and our approach preserves that pathway, adding carbon capture in future phases as customer requirements, economics, and financing support it. We anticipate this flexibility will enable us to capture near-term demand now while holding onto the long-term decarbonization opportunity we’ve always believed in,” said Danny Rice, Chief Executive Officer of Net Power.

Key Business Updates:

Recalibrating commercial strategy toward fast-to-deploy, unabated natural gas power generation: Market demand for natural gas-based power generation, driven by accelerating load growth from AI and hyperscale data center infrastructure, is growing quickly, with customers prioritizing speed-to-power and scale of deployment. In response, the Company is directing near-term capital and execution focus toward the development of unabated natural gas power generation capacity, with carbon capture retained as an option to be layered into projects over time as customer needs, economics, and financing evolve. Net Power continues to advance commercial discussions with prospective power offtakers directly and with the support of its financial advisor for Project Permian and other sites. Net Power has already contracted two modular gas turbine generator sets with nominal gross power of approximately 68 megawatts for use at Project Permian and is actively evaluating the acquisition of additional gas power units for the project.

Revising the contemplated arrangement with Entropy: Net Power and Entropy Inc. (“Entropy”), a post-combustion carbon capture (“PCC”) technology company, are discussing one or more potential commercial arrangements following the expiration of the parties’ prior letter of intent under which the parties may pursue deployment of Entropy’s PCC technology in later phases of Net Power’s projects as and when supported by customer demand, economics, and financing.

Second Quarter 2026 Financial Results

As of June 30, 2026, the Company had $310 million in cash, cash equivalents, and investments. The Company believes it has the ability to manage its operating costs such that its existing liquidity will be sufficient to fund its obligations for the next 12 months following the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. That conclusion is based on the Company’s existing obligations and commitments and assumes the Company does not enter into additional pre-FID equipment obligations and commitments it is evaluating, which have not been entered into as of the date of this release. As of the date of this release, no project-level financing, customer deposits or partner capital for Project Permian has been committed.

Conference Call

Net Power will host a conference call to share second quarter 2026 results and related matters beginning at 8:30 AM ET on Friday, August 14, 2026. To access the live audio webcast of the conference call, please visit Net Power’s investor relations website at ir.netpower.com. To participate by phone, dial 877-407-8014 (domestic) or +1 201-689-8053 (international).

An archived webcast will be available following the call.

About Net Power

Net Power Inc. (“Net Power” or the “Company”) is an energy technology and project development company focused on the development of natural gas power generation projects to meet growing demand for reliable power. The Company’s near-term development activities are focused on delivering natural gas power generation, with equipment designed to accommodate carbon capture in later phases.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “potential,” “projects,” “targets,” or other similar expressions may identify such forward-looking statements. Forward-looking statements may relate to the development of and financing of the Company’s power generation projects, the anticipated demand for the Company’s products and services, the timing and configuration of project phases, grid interconnection, and the Company’s business strategies, capital requirements, potential growth opportunities and expectations for future performance (financial or otherwise). Forward-looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of the Company, and such statements involve known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which Net Power has no control. These factors, risks and uncertainties include, but are not limited to, risks relating to the uncertainty of the projected financial information with respect to the Company and risks related to the Company’s ability to meet its projections; the capital-intensive nature of the Company’s business model, which will likely require Net Power to raise additional capital in the future; the Company’s ability to negotiate and enter into binding power offtake agreements on acceptable terms and on a timeline that supports a final investment decision for Project Permian; risks related to grid interconnection, including the timing and outcome of the large-load interconnection processes of the Electric Reliability Council of Texas and any related verification, audit, or other regulatory or legislative processes; the availability, cost, and delivery timing of gas turbines and related long-lead equipment; the impact of tariffs, trade barriers, export controls, and sanctions on equipment costs and supply timelines; the development of competing energy technologies, including battery storage, nuclear, and other generation resources; changes in, or the elimination of, governmental incentives and tax credits supporting carbon capture, including the credit available under Section 45Q of the Internal Revenue Code, and restrictions on the value, transferability, and monetization of such credits, and the availability of arrangements for the sale, transportation, sequestration, or other disposition of captured CO₂; the possibility that the Company’s projects are developed with natural gas generation in advance of, or without, carbon capture; risks associated with developing power generation projects for co-located load; risks relating to the Company’s access to capital, potential dilution to existing stockholders, and the continued listing of its securities on the New York Stock Exchange; the availability of project-level financing, additional equity or equity-linked capital, partner capital, or other financing sources on acceptable terms or at all; uncertainty regarding the current and future market for natural gas-generated power, with or without carbon capture; the Company’s ability to license third-party technology; the ability of the Company to effectively secure licenses for third-party PCC technology and to integrate such technology in its projects; barriers the Company may face in its attempts to deploy and commercialize its technology; the Company’s ability to adequately control or accurately predict the costs associated with its projects; barriers that the Company may face in its attempts to deploy projects; the complexity of the machinery the Company relies on for its operations and development; potential changes and/or delays in site selection and construction that result from regulatory, logistical, and financing challenges; the Company’s ability to establish and maintain supply relationships; risks related to strategic investors and partners, including potential conflicts of interests between the Company and such investors and partners; the Company’s ability to successfully commercialize its operations; the availability and cost of technological components and raw materials for its projects; the impact of potential delays in discovering manufacturing and construction issues; the ability of Net Power’s commercial plants to efficiently provide net power output; the impact of public perception of fossil fuel-derived energy on the Company’s business; any political or other disruptions in gas producing nations; the Company’s ability to protect its intellectual property and the intellectual property it licenses; the possibility that the Company commits substantial capital to power generation equipment before binding power offtake, site-control or financing arrangements are in place, and may not recover some or all of that capital; the Company’s ability to obtain the additional land and development rights required for the contemplated co-located configuration and broader build-out at Project Permian; the Company’s ability to attract, retain, and motivate qualified personnel, and risks associated with workforce reductions; the Company's ability to realize value from the Oxy-Combustion Cycle intellectual property and its interests at the La Porte Demonstration Facility, and the timing and cost of decommissioning that facility; risks relating to data privacy and cybersecurity, including the potential for cyberattacks or security incidents that could disrupt our or our service providers’ operations; current and potential litigation that has been and may be instituted against the

Company; and other risks and uncertainties described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Net Power’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 13, 2026, its other quarterly reports on Form 10-Q, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Net Power assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Net Power does not give any assurance that it will achieve its expectations.

Investor Relations Contact:

investors@netpower.com

Media Contact:

media@netpower.com